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                                                            EXHIBIT NO. 99.1(i)

                               MFS SERIES TRUST II

                             MFS CHARTER INCOME FUND


      Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated February 3, 1995, as amended, of MFS Series Trust II (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Charter Income Fund, a series of the Trust, has been terminated.
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      IN WITNESS WHEREOF, the undersigned have executed this certificate this
17th day of October, 2000.


MARSHALL N. COHAN                               ARNOLD D. SCOTT
------------------------------                  ------------------------------
Marshall N. Cohan                               Arnold D. Scott
2524 Bedford Mews Drive                         20 Rowes Wharf
Wellington, FL  33414                           Boston, MA  02110


LAWRENCE H. COHN                                JEFFREY L. SHAMES
------------------------------                  ------------------------------
Lawrence H. Cohn                                Jeffrey L. Shames
45 Singletree Road                              38 Lake Avenue
Chestnut Hill,  MA  02167                       Newton, MA  02159


SIR J. DAVID GIBBONS                            J. DALE SHERRATT
------------------------------                  ------------------------------
Sir J. David Gibbons                            J. Dale Sherratt
"Leeward"                                       86 Farm Road
5 Leeside Drive                                 Sherborn, MA  01770
"Point Shares"
Pembroke,  Bermuda  HM  05
                                                WARD SMITH
ABBY M. O'NEILL                                 ------------------------------
------------------------------                  Ward Smith
Abby M. O'Neill                                 36080 Shaker Blvd
200 Sunset Road                                 Hunting Valley, OH 44022
Oyster Bay,  NY  11771


WALTER E. ROBB, III
------------------------------
Walter E. Robb, III
35 Farm Road
Sherborn,  MA  01770